EXHIBIT 99.1

Bridger Aerospace Successful in Bid to Acquire Four Spanish Super Scoopers, Expanding Operations into Europe

BELGRADE, Mont., Sept. 20, 2023 (GLOBE NEWSWIRE) -- Bridger Aerospace Group Holdings, Inc. (“Bridger” or “Bridger Aerospace”), (NASDAQ: BAER), one of the nation’s leading aerial firefighting companies, today announced that it successfully bid via a public tender process to purchase four Canadair CL-215T Amphibious Aircraft from the Spanish Ministry for Ecological Transition and Demographic Challenge. The addition of the Spanish aircraft to Bridger’s existing Scooper fleet increases Bridger’s Scooper fleet to 10 Scoopers, making Bridger the largest private owner of CL-215T/415 Super Scoopers in the world. Additionally, with the anticipated closing of the acquisition of Bighorn Airways, Inc. in 2023, Bridger’s total wildfire fighting fleet will consist of 32 planes.

“Bridger’s mission is to save lives and fight fires wherever they occur, and growing our water bombing fleet by 66% gives us the ability to protect more communities globally against the growing threat of wildfires,” commented Tim Sheehy, Bridger’s Chief Executive Officer. “We hope to have the first two Scooper aircraft available for the 2024 fire season, with the additional Scooper aircraft available as soon as upgrades are made to those airframes, and we look forward to supporting efforts to provide wildfire protection to European communities.”

Per the terms of the tender, Bridger will purchase the four Scoopers from the Spanish government for €40 million, and the closing of the acquisition will occur in accordance with the Spanish public tender process.

“With scarcity of aerial firefighting assets at an all-time high, this purchase represents a strategic and transformative step for Bridger and the global firefighting market as a whole. We have seen rising demand for our Scoopers internationally in recent years, and we look forward to deploying these assets globally,” added Sheehy.

The CL-215T/415 Super Scooper is the safest, most cost-effective and only purpose built aerial firefighting asset in the world. The amphibious aircraft skims the surface of a body of water to scoop water into onboard tanks to drop on a fire. The purposeful design of the Super Scooper allows for an aggressive low-altitude flight profile, which enables pilots to deliver their drops with more precision, hitting the fire harder and extinguishing it faster. Super Scoopers can scoop up to 1,412 gallons of water in approximately 10 seconds and, with 90% of wildfires within 20 miles of a major water source, Super Scoopers provide an extremely effective tool to economically and expeditiously deliver water to a fire without having to return to an airport to refill the water tanks.

About Bridger Aerospace
Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger Aerospace is committed to utilizing its team, aircraft and technology to save lives, property and habitats threatened by wildfires. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Forward-Looking Statements
Certain statements included in this press release are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) the ultimate outcome and benefits of the acquisition; (2) the anticipated expansion of Bridger’s operations, including for certain customers; (3) Bridger’s business plans and performance; (4) Bridger’s business plans and growth plans, including anticipated revenue, Adjusted EBITDA and Adjusted EBITDA margin for 2023; (5) the types of services Bridger may offer; and (6) Bridger’s capital expenditures and acquisitions strategies, including anticipated investments in additional aircraft, capital resource, and research and development and the effect of these investments. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including: Bridger’s failures to realize the anticipated benefits of the acquisition; Bridger’s successful integration of the aircraft (including achievement of synergies and cost reductions); Bridger’s ability to successfully and timely develop, sell and expand its services, and otherwise implement its growth strategy; risks relating to Bridger’s ongoing operations and businesses, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees, including as a result of the acquisition; and risks relating to potential disruption of current plans, operations and infrastructure Bridger as a result of the consummation of the acquisition. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports Bridger files with the U.S. Securities and Exchange Commission, including those in Bridger’s most recent Annual Report on Form 10-K and any updates thereto in Bridger’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

Investor Contacts
Alison Ziegler
Darrow Associates
201-220-2678
aziegler@darrowir.com